Exhibit 10.11

SECOND AMENDMENT TO SEVERANCE AGREEMENT

This Second Amendment to Severance Agreement (this “Amendment”) is entered into as of the 29th day of April 2021, by and between TransAct Technologies Incorporated, a Delaware corporation (the “Company”), and Steven A. DeMartino, an executive officer of the Company (the “Executive”).
WHEREAS, the Executive and the Company are party to that certain Severance Agreement, dated as of June 1, 2004, as amended by the Amendment to Severance Agreement, dated as of December 23, 2008 (as so amended, the “Agreement”); and
WHEREAS, the Executive and the Company wish to enter into this Amendment solely to clarify a possible ambiguity with respect to the meaning of certain provisions of the Agreement and to reflect the understanding of the Executive, the Company and the Board of Directors of the Company (the “Board”) regarding such provisions.
NOW, THEREFORE, in consideration of the Executive’s continuing employment with the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendment of the Agreement. The Agreement is hereby amended solely to make the following changes:
a.	Clause (iii) of Section 2(a) of the Agreement shall be deleted and replaced in its entirety with the following text:
“(iii) continuation of the following benefits (the “Benefits”):  eligibility to participate in, and receive the maximum benefits available under, the Company’s insurance programs (including health, disability and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and all other fringe benefits that are provided by the Company to other senior executives, to receive the contribution by the Company to the Executive’s account of the maximum amount permitted under the Company’s 401(k) Plan and any other Company pension or retirement plan to the same extent available to the Executive during the Executive’s employment with the Company, and to receive the automobile allowance provided for the office of President and Chief Financial Officer under the Company’s automobile allowance policy.”
b.	Clause (iii) of Section 2(b) of the Agreement shall be deleted and replaced in its entirety with the following text:
“(iii) continuation of the Benefits.”

2.
Reference to and Effect on the Agreement.  On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment. The Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

3.
Governing Law/Jurisdiction.  This Amendment shall be governed by and interpreted and governed in accordance with the laws of the State of Connecticut. The parties agree that this Amendment was made and entered into in Connecticut and each party hereby consents to the jurisdiction of a competent court in Connecticut to hear any dispute arising out of this Agreement.

4.
Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

5.
Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission (including, without limitation, DocuSign, shall be effective as delivery of an original executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below:
TRANSACT TECHNOLOGIES INCORPORATED: By: /s/ Bart C. Shuldman Name: Bart C. Shuldman Title: Chief Executive Officer
EXECUTIVE: /s/ Steven A. DeMartino STEVEN A. DEMARTINO